Exhibit 10.3

THE HOME DEPOT, INC.

NONEMPLOYEE DIRECTORS’ DEFERRED

STOCK COMPENSATION PLAN

As Amended and Restated

Effective January 1, 2008

THE HOME DEPOT, INC.

NONEMPLOYEE DIRECTORS’ DEFERRED

STOCK COMPENSATION PLAN

Article VII ADMINISTRATION		5
Article VIII UNFUNDED STATUS		5
8.1	General	5
8.2	Trust	5
Article IX DESIGNATION OF BENEFICIARY		5
Article X ADJUSTMENT PROVISIONS		6
Article XI GENERAL PROVISIONS		6
11.1	No Stockholder Rights Conferred	6
11.2	Plan Amendment	6
11.3	Plan Termination	6
11.4	Compliance With Laws And Obligations	6
11.5	Limitations on Transferability	6
11.6	Limitations of Actions	7
11.7	Governing Law	7

Article I
INTRODUCTION

1.1           Establishment.  The Home Depot, Inc. (the “Company”) has established The Home Depot, Inc. Nonemployee Directors’ Deferred Stock Compensation Plan (the “Plan”) for those directors of the Company who are not employees of the Company.  The Plan allows Nonemployee Directors to defer the receipt of cash compensation and to receive such deferred compensation in the form of Shares of common stock of the Company.

1.2           Purpose.  The Plan is intended to advance the interests of the Company and its Stockholders by providing a means to attract and retain qualified persons to serve as Nonemployee Directors and to promote ownership by Nonemployee Directors of a greater proprietary interest in the Company, thereby aligning such Directors’ interests more closely with the interests of Stockholders of the Company.

Article II
DEFINITIONS

2.1           “Board” means the Board of Directors of the Company.

2.2           “Code” means the Internal Revenue Code of 1986, as amended.

2.3           “Committee”means the Board or a committee appointed to administer the Plan under Article IV.

2.4           “Company” means The Home Depot, Inc., a Delaware corporation, or any successor thereto.

2.5           “Deferral Date” means the date on which a Nonemployee Director defers Fees under the Plan.

2.6           “Deferral Election” means a written election to defer Fees under the Plan.

2.7           “Director” means any individual who is a member of the Board.

2.8           “Effective Date” means January 1, 2008, the effective date of the amendment and restatement of the Plan.

2.9           “Fair Market Value” means the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

2.10         “Fees” means all or part of any retainer or meeting fees payable in cash to a Nonemployee Director in his or her capacity as a Director.  Fees shall not include any expenses paid directly or through reimbursement.

2.11         “Nonemployee Director” means a Director who is not an employee of the Company or any of its subsidiaries or affiliates.  For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Code Section 3401.

2.12         “Non-Section 409A Account” means the portion of a Participant’s Stock Unit Account that was earned and vested, within the meaning of Code Section 409A, as of December 31, 2004, and is therefore not subject to Code Section 409A.

2.13         “Participant” means a Nonemployee Director who defers Fees under Article V of the Plan.

2.14         “Secretary” means the Secretary or any Assistant Secretary of the Company.

2.15         “Section 409A Account” means the portion of a Participant’s Stock Unit Account that was not earned and vested, within the meaning of Code Section 409A, as of December 31, 2004.

2.16         “Shares” means shares of the common stock of the Company, par value $.05 per share.

2.17         “Stock Units” means the credits to a Participant’s Stock Unit Account under Article V of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.18         “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 5.4.

2.19         “Termination of Service” means termination of service as a Director for any reason other than death; provided, however, that with respect to a Participant’s Section 409A Account, Termination of Service shall have the same meaning given the term “Separation from Service” under Code Section 409A and Treas. Reg. §1.409A-1(h).

Article III
SHARES AVAILABLE UNDER THE PLAN

As of the original effective date of the Plan, the maximum number of Shares approved for distribution in settlement of Stock Unit Accounts under the Plan was 500,000 Shares, subject to adjustment as provided in Article X.  Such Shares may include authorized but unissued Shares, treasury shares or Shares that have been reacquired by the Company.

Article IV
ELIGIBILITY

Each person who is a Nonemployee Director shall be eligible to defer Fees in accordance with Article V of the Plan.  If any Nonemployee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred, but shall cease eligibility with respect to all future Fees, if any, earned while an employee.

Article V
DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

5.1           Timing of Election.  Each Nonemployee Director may make a Deferral Election on or before the last day of a calendar year to defer Fees with respect to services performed (or performed in part) during the next following calendar year.  In addition, any person who is first appointed a Nonemployee Director on or after the Effective Date may, within 30 days after the date he first becomes a Nonemployee Director, make a Deferral Election with respect to Fees for services performed after the date of the Deferral Election.  A Nonemployee Director who does not make a Deferral Election when first eligible to do so may make a Deferral Election at any time before the first day of any subsequent calendar year to be effective for Fees for services performed in such subsequent calendar year.

5.2           Effect and Duration of Election.  A Deferral Election shall apply to Fees payable with respect to services performed after the date such election is made and shall be deemed to be continuing and applicable to all Fees payable in subsequent calendar years, unless the Participant revokes or modifies such election by filing a new election form before the first day of any subsequent calendar year, effective for all Fees for services performed on or after the first day of such calendar year.  Except as permitted under Code Section 409A, Deferral Elections shall be irrevocable during the calendar year with respect to which the Deferral Election is made.

5.3           Form of Election.  A Deferral Election shall be made in a manner satisfactory to the Committee in accordance with the requirements of Code Section 409A.  Generally, a Deferral Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section 5.1 or Section 5.2.

5.4           Establishment of Stock Unit Account.  The Company shall establish a Stock Unit Account for each Participant.  All Fees deferred pursuant to this Article V shall be credited to the Participant’s Stock Unit Account as of the Deferral Date and converted to Stock Units.  The number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional units calculated to three decimal places.  Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit in a Participant’s Stock Unit Account at the time of a distribution under Article VI shall be converted into cash equal to the Fair Market Value of a corresponding fractional Share on the date of distribution.

5.5           Crediting of Dividend Equivalents.  As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant’s Stock Unit Account as of the close of business on the record date for such dividend.  Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.

Article VI
SETTLEMENT OF STOCK UNITS

6.1           Timing of Payment.

(a)           Section 409A Accounts.  A Participant’s Section 409A Account shall in all events be distributed or begin to be distributed on the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service.

(b)           Non-Section 409A Accounts.  A Participant shall receive or begin receiving a distribution of his or her Non-Section 409A Account either (i) on or as soon as administratively feasible after the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service, or (ii) if the Participant has made an election to defer payment in accordance with this Section, on or as soon as administratively feasible after January 1 of the year immediately following the date on which the Participant incurs a Termination of Service.  A Participant must deliver an election to defer the distribution or commencement of distribution of his or her Non-Section 409A Account to the Secretary or the Secretary’s designee at least 5 months before the date on which the Participant incurs a Termination of Service.

6.2           Payment Options.

(a)           Forms of Distribution.  A Deferral Election filed under Article V shall specify whether the Participant’s Stock Unit Account subject to such Deferral Election is to be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant’s Stock Unit Account, in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed 5 years.  Any fractional Stock Unit credited to a Participant’s Stock Unit Account at the time of a distribution shall be paid in cash at the time of such distribution.

(b)           Modifications.  A Participant may not change the manner in which the Participant has elected that his or her Section 409A Account is to be distributed.  A Participant may change the manner in which his or her Non-Section 409A Account is distributed by delivering a new election form to the Secretary or the Secretary’s designee at least 5 months before the date on which the Participant incurs a Termination of Service.

6.3           Payment Upon Death of a Participant.  If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant’s Stock Unit Account shall be paid to the beneficiary designated by the Participant under Article IX.  Such payment shall be made in a lump sum as soon as administratively feasible after the Participant’s death, provided that the Participant’s Section 409A Account shall be distributed on the first day of the second calendar month immediately following the month in which the Participant dies.

Article VII
ADMINISTRATION

The Plan shall be administered by the Board or such other committee as may be designated by the Board.  The Committee shall have the complete and final discretionary authority to determine the benefits to which any Participant or beneficiary may be entitled, to make factual findings with respect to claims for benefits, and to make all other determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan.  Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

Article VIII
UNFUNDED STATUS

8.1           General.  The interest of each Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company.  Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.  Except as provided in Section 8.2, no money or other assets shall be set aside for any Participant.

8.2           Trust.  To the extent determined by the Board, the Company may transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company.  No Participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor.  Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.

Article IX
DESIGNATION OF BENEFICIARY

Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant’s Stock Unit Account in the event of such Participant’s death.  The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant’s death.  If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.

Article X
ADJUSTMENT PROVISIONS

In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants’ rights under the Plan, then the Board or Committee shall, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VI.

Article XI
GENERAL PROVISIONS

11.1         No Stockholder Rights Conferred.  Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article VI.

11.2         Plan Amendment.  The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Stockholders or Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination.

11.3         Plan Termination.  Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

11.4         Compliance With Laws And Obligations.  The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full.  Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.

11.5         Limitations on Transferability.  Stock Units and any other right under the Plan will not be transferable by descent and distribution (or to a designated beneficiary in the event of a

Participant’s death).  Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

11.6         Limitations of Actions.  Any lawsuit with respect to any benefit payable or other matter arising out of or relating to the Plan must be filed no later than one (1) year after the time the claim arises or be forever barred.

11.7         Governing Law.  The validity, construction and effect of the Plan and any agreement hereunder shall be determined in accordance with the State of Georgia.

11.8         Code §409A.  The plan is intended to comply with the applicable requirements of Code Section 409A with respect to a Participant’s Section 409A Account hereunder, and shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent.

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